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                                  EXHIBIT 99.4

                   [Beacon Capital Partners, Inc. letterhead]


December 1, 1999



BY CERTIFIED MAIL AND COURIER

The Charles Stark Draper Laboratory, Inc.
555 Technology Square
Cambridge, MA 02139

Attention:  Mr. David C. Driscoll

Re:  555 TECHNOLOGY SQUARE, CAMBRIDGE, MA

Dear Mr. Driscoll:

This is with reference to that certain Fourth Amendment and Restatement of Lease dated as of July 1, 1981, as amended (the "Lease"), the present parties to which are Technology Square LLC, a Delaware limited liability company ("Landlord"), and The Charles Stark Draper Laboratory, Inc., a Massachusetts corporation ("Tenant").

Pursuant to Section 2.8.1 of the Lease, Tenant had an option to extend the original term of the Lease upon notice to be given to Landlord on or before October 19, 1999. Tenant did not extend the Term of the Lease. Therefore, the Term of the Lease will expire on October 19, 2001.

At this point in time, Landlord would like to begin showing the Premises to prospective tenants in accordance with Section 5.9 of the Lease. Please let us know whom at your office our agent should contact to coordinate showing of the premises.

Thank you for your anticipated cooperation.

Very truly yours,

TECHNOLOGY SQUARE LLC

By:      Beacon Capital Partners, L.P.,
         its sole member

         By:      Beacon Capital Partners, Inc.
                  its sole general partner


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                  By: /s/ THOMAS RAGNO
                      ------------------------------------
                      Name:  Thomas Ragno
                      Title: Senior Vice President